UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2012

REEVES TELECOM LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Charter)

South Carolina	000-09305	57-0700063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Grace Property Management, Inc. 55 Brookville Road, Glen Head, New York 11545
(Address of principal executive offices, ZIP code)

Registrant’s telephone number, including area code:	(516) 686-2201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reeves Telecom Limited Partnership (the “Partnership”) has no directors or officers. The affairs of the Partnership are managed by its General Partner, Grace Property Management, Inc. and the President of Grace Property Management, Inc. is deemed to be the Partnership’s Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer for purposes of reporting under the Securities Exchange Act of 1934, as amended.

Effective June 14, 2012, Davis P. Stowell resigned as President of Grace Property Management, Inc. Effective June 14, 2012, Peter Metz was elected President of Grace Property Management, Inc. During the past five years, the principal employment of Mr. Metz has been and continues to be as the Senior Vice President of Sheffield Investments Inc., the management company of the Grace Family office based in Brookville, New York. Sheffield Investments Inc. is an affiliate of Grace Property Management, Inc. Mr. Metz’ primary responsibilities with Sheffield Investments Inc. are in the areas of portfolio risk management and tax compliance. Mr. Metz is a licensed Certified Public Accountant in the State of New York and holds a Bachelors of Science degree from Cornell University and a Masters of Business Administration degree from the NYU Stern School of Business.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REEVES TELECOM LIMITED PARTNERSHIP
	By:	Grace Property Management, Inc., General Partner
Date: June 15, 2012		By:	/s/ PETER METZ
Peter Metz President of General Partner (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)